Exhibit 99

Meridian Bancorp, Inc. and its East Boston Savings Bank Subsidiary Announce                            Assistance for Customers and Communities Affected by COVID-19

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (March 20, 2020): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank(the “Bank” or “EBSB”), announced today that the Bank will provide assistance for consumers and businesses facing financial adversity due to the economic impact of COVID-19, continued branch accessibility, as well as additional funding for local community organizations.

“East Boston Savings Bank has a rich history of servicing the City of Boston and its surrounding communities.  It is our long-standing tradition to be responsive to the needs of people during good times and challenging times.  We recognize that the rise of COVID-19 has created financial and other hardships for our customers and communities and we are committed to providing financial flexibility to the individuals, businesses and communities that we serve,” said Richard J. Gavegnano, Chairman, President and Chief Executive Officer. “In our 172-year history, we have endured many devastating events and while these may be trying times, we will all stand together to get through this with the same integrity, strength and hard work we have practiced throughout the century.”

To support EBSB customers affected by the pandemic, effective immediately our bankers are ready to provide flexible solutions to relieve financial pressures. Initially, this support will include; upon request increasing individualized daily EBSB debit card spending limits, providing greater flexibility by increasing remote deposit limits to individuals, waiving penalties for early CD withdrawals and placing a 90-day foreclosure moratorium on EBSB residential loans. We will continue to monitor the situation and make accommodations as the need arises.

Our employees are our greatest asset, and we are taking steps to keep them safe so they can continue to deliver exceptional service for our customers.  These steps to minimize the risk of COVID-19 transmission include encouraging customers to bank remotely by using convenient and secure Online Banking, Mobile Banking, ATMs and our Automated 24-Hour Telephone Banking System (866-774-7705).  We are also reducing foot traffic in our branches by limiting access in the branch and encouraging the use of drive-up windows for conducting transactions as well as our ATMs which are available 24-hours a day.

East Boston Savings Bank will continue supporting local organizations throughout this ordeal.  Additionally, we will immediately donate another $100,000 to support nonprofit organizations throughout the Bank's footprint. These additional contributions will assist funding essential services to the public during this unprecedented crisis.

We also want to reassure our customers that we take their financial security seriously and that East Boston Savings Bank remains well capitalized and financially strong. In addition, all EBSB deposits are insured in full through the FDIC and Depositors Insurance Fund.  Our top priority is to maintain a safe workplace for our employees, and a safe place of business for our customers. Thank you for your understanding.

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 40 branches in the greater Boston metropolitan area, including 39 full-service locations and one mobile branch. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.